EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41735) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young, LLP

Independent Certified Public Accountants

Jacksonville, Florida

June 27, 2007

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